                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

    As independent engineering consultants, we hereby consent to the use of our Summary Reserve Report entitled "Summary Letter (for Inclusion in a Prospectus Included in a Registration Statement for Costilla Energy, Inc. on Form S-1) Combining Specific Data from Two Williamson Petroleum Consultants, Inc. Evaluations (1) to the Interests of Costilla Petroleum Corporation in Various Properties and (2) to the Interests of Parker & Parsley Petroleum USA, Inc. in Various Properties Included in Their First Quarter 1996 Sales Package, Effective April 1, 1996, Williamson Project 6.8393" dated July 23, 1996 prepared for Costilla Energy, Inc., and data extracted therefrom (and all references to our Firm, including any references as Experts) included in or made part of the Prospectus included in this Registration Statement on Form S-1.

                                     WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
October 8, 1996